SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 1, 2011 (October 27, 2011)
ELEPHANT TALK COMMUNICATIONS CORP.
(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

19103 Centre Rose Boulevard Lutz, FL 33558 United States
(Address of principal executive offices)

+ 1 813 926 8920
(Issuer's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 27, 2011, Mr. Roderick de Greef resigned from the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”) to focus on other business activities. Mr. de Greef did not resign from the Company’s Board of Directors as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective on October 27, 2011, the Board appointed Charles Levine to be a member of the Board.

There is no arrangement or understanding between Mr. Levine and any other persons pursuant to which Mr. Levine was selected as a director, and there are no related party transactions involving Mr. Levine that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mr. Levine is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Levine’s appointment.

Item 9.01   Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

Dated: November 1, 2011